Exhibit 32.1

                          CERTIFICATION OF 10-K REPORT
                                       OF
                     BIRNER DENTAL MANAGEMENT SERVICES, INC.
                  FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2003

1. The undersigned are the Chief Executive Officer and the Chief Financial Officer of Birner Dental Management Services, Inc. This Certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the Annual Report on Form 10-K of Birner Dental Management Services, Inc. for the year and twelve months ended December 31, 2003.

2. We certify that such Annual Report on Form 10-K fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such 10-K Report fairly presents, in all material respects, the financial condition and results of operations of Birner Dental Management Services, Inc.

                  This Certification is executed as of March 19, 2004.

                      By:   /s/ Frederic W.J. Birner
                            -----------------------------------
                    Name:   Frederic W.J. Birner

                   Title:   Chairman of the Board, Chief Executive
                            Officer and Director (Principal Executive Officer)


                      By:   /s/ Dennis N. Genty
                            -----------------------------------------
                    Name:   Dennis N. Genty

                   Title: Chief Financial Officer, Secretary,
                          Treasurer and Director
                          (Principal Financial and Accounting Officer)

     A signed original of this written statement required by Section 906 has been provided to Birner Dental Management Services, Inc. and will be retained by Birner Dental Management Services, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.